Exhibit 3.1

CERTIFICATE OF INCORPORATION OF

EV MOBILITY, INC.

ARTICLE I.

NAME

The name of the corporation is EV Mobility, Inc. (the “Corporation”).

ARTICLE II.

REGISTERED AGENT

The address of the registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company

ARTICLE III.

PURPOSE

The nature of the businesses to be conducted and the purposes to be promoted by the Corporation is engaging in any lawful act or activity for which corporations may be organized under the Law.

ARTICLE IV.

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE V.

POWERS; Books

In order to conduct its businesses and promote and accomplish its purposes, the powers which the Corporation shall have and may exercise include all of the powers and privileges conferred by the Law upon corporations organized thereunder.

The books and records of the Corporation may be kept within or without the State of Delaware.

ARTICLE VI.

CAPITAL STOCK

The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is 30,000,000 shares, all of which shall have a par value of $0.0001 per share, consisting of 27,000,000 shares of common stock (the “Common Stock”) and 3,000,000 shares of preferred stock (the “Preferred Stock”).

If shares of capital stock of the Corporation are issued in uncertificated form, the Corporation shall issue and deliver to the holder thereof, or to his, her or its nominee, a notice of issuance of uncertificated shares and may, upon written request of such holder or nominee, issue and deliver to such holder or nominee a certificate for the number of full shares of capital stock represented thereby.

Shares of Preferred Stock may be issued in one or more series, at any time and from time to time. One or more series of Preferred Stock may be created at any time and from time to time. The number of shares included in any series of Preferred Stock and the full or limited voting rights, if any, the cumulative or non-cumulative dividend rights, if any, the conversion, redemption or sinking fund rights, if any, and the priorities, preferences and relative, participating, optional and other special rights, if any, in respect of the Preferred Stock or any series of Preferred Stock, and the qualification, limitations or restrictions thereon, shall be those set forth in the resolution or resolutions providing for the issuance of the Preferred Stock or the creation or issuance of such series of Preferred Stock and filed with the Secretary of State of the State of Delaware adopted in accordance with the next sentence. Such resolution or resolutions may be adopted at any time and from time to time by (but only by) the affirmative vote of a majority of the Whole Board (as defined below). Subject to the preceding sentence, the Board is hereby expressly vested with authority, to the full extent now or hereafter provided by the Law, to adopt any such resolution or resolutions.

ARTICLE VII.

BOARD OF DIRECTORS

As used herein, the “Whole Board” shall mean the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors of the Corporation (the “Board”).

The business and affairs of the Corporation shall be managed by or under the direction of the Board. The number of directors shall subject to any limitations which may be set forth in the By-Laws (as defined below) and subject to the right, if any, of holders of shares of Preferred Stock outstanding to elect additional directors expressly set forth in the resolution or resolutions providing for the issuance or creation of such shares, be such number or such greater or lesser number as may be fixed from time to time and at any time by a resolution or resolutions adopted by the affirmative vote of a majority of the Whole Board.

The term of office of a director shall expire at the annual meeting of stockholders next following the election or most recent re-election of such director, provided, however, that the term of office of the initial directors shall expire at the annual meeting of stockholders for 2024. Notwithstanding anything contained herein or in the By-Laws to the contrary, the term of office of a director then serving shall not expire until his successor shall have been duly elected and qualified. Except as otherwise provided in the By-Laws, the election of directors is not required to be conducted by written ballot.

Except for the right, if any, of holders of shares of Preferred Stock then outstanding to remove one or more directors expressly set forth in the resolution or resolutions providing for the issuance or creation of such shares and except as otherwise required by the Law, directors can be removed only upon the affirmative vote of holders of at least 67% of the voting power of all shares of capital stock of the Corporation then outstanding entitled to vote generally for the election of directors.

Except for the right, if any, of holders of shares of Preferred Stock then outstanding to fill such vacancies expressly set forth in the resolution or resolutions providing for the issuance or creation of such shares and except as otherwise required by the Law, any vacancies on the Board resulting from an increase in the authorized number of directors, from death, resignation, retirement, disqualification or removal of a director or from any other event can filled (but only filled) by a majority vote of the directors then in office (even though they constitute less than a quorum), unless no directors are then in office in which (but only in which) event such vacancies can be filled by the stockholders.

In connection with managing the business and affairs of the Corporation (including, without limitation, initiating or responding to any proposed change in control of the Corporation), including, without limitation, determining whether and to what extent any action may be in the best interests of the Corporation or the stockholders, approving or disapproving any action or determining whether to make any recommendation and what recommendation to make to stockholders with respect to any matter, each director and the Board (and any committee of the Board) may consider: (i) the long-term and short-term interests of the employees, suppliers, creditors and customers of the Corporation and its subsidiaries; (ii) the long-term and short-term interests of the communities in which the Corporation and its subsidiaries conduct any business or other activities; and (iii) the long-term and short-term interests of the Corporation, its subsidiaries and the stockholders; in each case, including the possibility that such interests may best be served by the continued independence of the Corporation.

ARTICLE VIII.

STOCKHOLDER VOTING, CONSENTS and MEETINGS

Except for the right, if any, of holders of shares of Preferred Stock then outstanding to vote on or consent to any matter as expressly set forth in the resolution or resolutions providing for the issuance or creation of such shares and except as otherwise expressly provided in this COI or required by the Law, the holders of the Common Stock shall exclusively possess all voting power of the capital stock of the Corporation.

Except for the right, if any, of holders of shares of Preferred Stock then outstanding to cast a different number of votes on any matter as expressly set forth in the resolution or resolutions providing for the issuance or creation of such shares and except as otherwise expressly provided in this COI or required by the Law, the holders of the shares of capital stock of the Corporation entitled to vote on a matter properly submitted to a vote of such holders shall be entitled to one vote for each share held that is entitled to vote thereon.

Except for the right, if any, of holders of shares of Preferred Stock then outstanding to cumulate votes expressly set forth in the resolution or resolutions providing for the issuance or creation of such shares, cumulative voting is not permitted with respect to the election of directors.

Except as otherwise permitted with respect to meetings consisting solely of, and actions required or permitted to be taken at meetings consisting solely of, holders of shares of Preferred Stock then outstanding as expressly set forth in the resolution or resolutions providing for the issuance or creation of such shares and except as otherwise expressly provided in this COI or required by the Law, any action required or permitted to be taken by the stockholders cannot be taken by consent in writing (and must be taken at a duly called and convened meeting of stockholders).

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Except as otherwise permitted with respect to meetings consisting solely of, and actions required or permitted to be taken at meetings consisting solely of, holders of shares of Preferred Stock then outstanding as expressly set forth in the resolution or resolutions providing for the issuance or creation of such shares, special meetings of stockholders can be called only (i) by or at the direction of the Board pursuant to a resolution or resolutions adopted by the affirmative vote of a majority of the Whole Board, (ii) by or at the direction of a committee of the Board which has been expressly authorized by the Board pursuant to a resolution or resolutions adopted by the affirmative vote of a majority of the Whole Board to call special meetings of stockholders, or (iii) by the chairman of the board, the chief executive officer or the president of the Corporation.

Meetings of stockholders may be held within or without the State of Delaware.

ARTICLE IX.

EXCLUSIVE FORUM

Unless the Corporation gives written consent to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including, without limitation, any nominee of a stockholder or beneficial owner of shares of capital stock) of the Corporation to bring (i) any derivative action or proceeding by or in the right of the Corporation, (ii) any action or proceeding asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the stockholders, (iii) any action or proceeding asserting a claim against the Corporation or any of its directors, officers or employees arising pursuant to any provision of the Law, the certificate of incorporation of the Corporation as then in effect (the “Certificate”) or the By-Laws or (iv) any action or proceeding asserting a claim against the Corporation or any of its directors, officers or employees governed by the internal affairs doctrine, except, in each case, for any claim (a) as to which such Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of such Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of such Court of Chancery within 10 days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than such Court of Chancery or (c) which such Court of Chancery does not have subject matter jurisdiction.

If any provision of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any stockholder or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other stockholders and circumstances shall not in any way be affected or impaired thereby.

ARTICLE X.

BY-LAWS

All or any part of the by-laws of the Corporation as then in effect (the “By-Laws”) may be amended or repealed and new by-laws may be adopted at any time and from time to time: (i) pursuant to (but only pursuant to) a resolution or resolutions adopted by the affirmative vote of a majority of the Whole Board, but subject to the power of the holders of shares of capital stock of the Corporation then outstanding as provided in clause (iii) of this sentence to adopt, amend or repeal the By-Laws; and (ii) upon (but only upon) the affirmative vote of holders of at least 67% of the voting power of all shares of capital stock of the Corporation then outstanding entitled to vote generally for the election of directors.

ARTICLE XI.

LIMITATION OF LIABILITY; INDEMNIFICATION

A director shall not be personally liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty of such director to the Corporation or the stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Law and (iv) for any transaction from which such director derives an improper personal benefit. If the Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Law, as so amended. No repeal or modification of this Article XI or adoption of any inconsistent provision shall adversely affect any right of or protection afforded to a director prior to such repeal or modification.

In addition to and without limiting any rights to indemnification and advancement of expenses otherwise required by the Law or provided through By-Law provisions, agreements, approval of stockholders or disinterested directors, or otherwise, the Corporation shall provide indemnification of (and advancement of expenses to) directors and executive officers of the Corporation to the fullest extent permitted by applicable law. In addition, the Corporation is authorized to provide indemnification of (and advancement of expenses to) other officers as well as employees of the Corporation and other person to the fullest extent permitted by applicable law. No amendment or repeal of the preceding sentences of this paragraph or adoption of any inconsistent provision shall (i) adversely affect any right or protection of any director, officer or employee existing at the time of such amendment or repeal or (ii) increase the liability of any director, officer or employee with respect to any actions or omissions occurring prior to such amendment or repeal.

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ARTICLE XII.

COMPROMISES AND ARRANGEMENTS

Whenever a compromise or arrangement is proposed between the Corporation and its creditors, or any class of them, and/or between the Corporation and its stockholders, or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 229 of the Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority of the number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE XIII.

AMENDMENTS

Notwithstanding anything contained in this Certificate to the contrary and notwithstanding that a lesser percentage may be specified by law or otherwise, and without limiting any other or higher requirements which may be set forth in such Articles, Articles VII through XI, and this Article XIII shall not be amended or repealed, and no provision inconsistent therewith shall be adopted, unless such adoption, amendment or repeal is approved by the affirmative vote of holders of at least 67% of the voting power of all shares of capital stock of the Corporation then outstanding entitled to vote generally for the election of directors.

Subject to the immediately preceding paragraph of this Article XIII, the right to amend or repeal any provision or provisions contained herein or add any provision hereto in the manner now or hereafter prescribed by law is reserved.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on [DATE], 2023.

By:	/s/
Erin E. Boyle
Sole Incorporator